UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2015

INVENT Ventures, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

814-00720	20-5655532
(Commission File Number)	(IRS Employer Identification No.)

1930 Ocean Avenue, #205, Santa Monica, CA 90405
(Address of principal executive offices) (Zip Code)

(702) 943-0320
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b)

       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 13, 2015, Invent Ventures, Inc. has accepted the resignation of Michael Mendillo from the Board of Directors.  There were no disagreements related to the resignation of Mr. Mendillo.

Item 8.01

Other Events.

On May 14, 2015, the Company received a written "Wells Notice" from the Staff (the "Staff") of the Securities and Exchange Commission (the "Commission") indicating the Staff’s preliminary determination to recommend that the Commission file an action against the Company for violations of certain federal securities laws. The Staff informed the Company that the Wells Notice relates to the company’s internal controls, portfolio holdings, valuation procedures, stock price and market for its securities as reflected in the Company’s financial results from April 12, 2010 to present. The Wells Notice allegations involve a former officer and current officer and director of the Company.

A Wells Notice is neither a formal allegation of wrongdoing nor a finding that any violations of law have occurred. Rather, it provides the Company with an opportunity to respond to issues raised by the Staff and offer its perspective prior to any Commission decision to institute proceedings. If the Staff makes a recommendation to the Commission, the recommendations may involve a civil injunctive action, public administrative proceeding, and/or cease-and-desist proceeding, and may seek remedies that include an injunction and/or cease and desist order, disgorgement, pre-judgment interest, and civil money penalties.  At this time the Company is unable to predict the outcome of the investigation, any potential enforcement actions or any other impact on the Company that may arise as a result of such investigation.

On May 19, 2015, The Board of Directors of the Registrant submitted a majority shareholder consent, in lieu of meeting, to shareholders representing a majority of the Company’s outstanding common stock and who have agreed, by written consent in lieu of a shareholder meeting, to consent to the filing of a notice with the Securities and Exchange Commission of the Company’s withdrawal of its prior election to be governed as a business development company under Sections 55 through 65 of the Investment Company Act of 1940.  This matter will be submitted to the shareholders under an information statement. These actions are subject to the filing of an information statement, a preliminary version of which we expect to filed with the Securities and Exchange Commission by May 22, 2015 and, pursuant to the requirements of the Securities Exchange Act of 1934, will not be effective until approximately June 23, 2015.  The Registrant will continue to file reports under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVENT VENTURES, INC.

Date:  May 19, 2015

/s/ Bryce Knight

Bryce Knight,

Chief Executive Officer